EXHIBIT 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE REPORTS RECORD 2005 FOURTH QUARTER

AND YEAR-END RESULTS

Conference Call and Webcast Scheduled for February 16, 2006

at 11:00 a.m. Central Time

Eugene, Oregon — February 15, 2006 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported net income of $39.1 million or $3.56 per fully diluted share for the three months ended December 31, 2005, and net income of $47.0 million or $4.65 per fully diluted share for the full year 2005. The reported results represent record earnings for PW Eagle and are in line with the Company’s previous estimate of earnings per fully diluted share of at least $3.55 for the fourth quarter and $4.50 for the full year 2005.

Results for both periods include an after tax gain of $10.8 million or approximately $1.00 per fully diluted share from the sale by PW Eagle’s wholly owned subsidiary USPoly of its interest in W.L. Plastics, Inc. The gain from the W.L. Plastics transaction is less than the Company’s previous estimate of $1.15 per fully diluted share as a result of finalization of the accounting treatment of the acquisition of the minority interest in its USPoly subsidiary which resulted in a higher basis in the investment than previously estimated but had no effect on cash proceeds received of $23.5 million. Higher operating results from the business in the fourth quarter of 2005 offset the lower gain from the W.L. Plastics transaction.

PW Eagle generated EBITDA of $83.8 million in the fourth quarter of 2005 and $119.8 million for the full year 2005, in line with the Company’s previous guidance of at least $80 million for the fourth quarter and $116 million for the full year.

A summary of the results for the fourth quarter and for the years ending December 31, 2005 and 2004 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Net sales	$213,823	$132,244	$694,244	$474,954
Gross profit	83,484	18,559	159,388	70,136
Net income (loss)	39,058	(4,370)	46,950	(5,540)

Basic net income (loss) per share	$3.91	$(0.60)	$5.28	$(0.78)
Diluted net income (loss) per share	$3.56	$(0.60)	$4.65	$(0.78)

Adjustments to reconcile net income (loss) to EBITDA:
Net income (loss)	$39,058	$(4,370)	$46,950	$(5,540)
Minority interest	106	(148)	228	(173)
Equity in earnings of unconsolidated affiliate	—	(162)	—	(618)
Interest	13,988	8,970	27,051	20,668
Taxes	27,550	(2,034)	32,915	(3,059)
Depreciation and amortization	3,056	3,324	12,618	11,496

EBITDA	$83,758	$5,580	$119,762	$22,774

“EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America. We believe that EBITDA is a commonly used measure of financial performance by our lenders and the investment community and allows for a more complete analysis of our results of operations.

The reported financial results for the fourth quarter reflect pre-tax non-cash charges of $5.9 million, and pre-tax prepayment penalties of $4.8 million incurred in connection with the repayment of PW Eagle’s subordinated debt and USPoly’s subordinated and senior debt. The full year 2005 results reflect pre-tax non-cash charges of $7.7 million and pre-tax prepayment penalties of $4.8 million for retirement of this debt.

At December 31, 2005, the Company had $1.5 million of net borrowings (outstanding borrowings less cash) under its revolving credit agreements, representing a net debt reduction of $77.6 million from September 30, 2005.

The Company also reported separate financial information for its two operating segments: the PW Eagle PVC business and the USPoly PE business.

Segment Income Statement Information

(In thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
PW Eagle PVC Business
Net sales	$193,700	$116,489	$612,258	$445,880
Gross profit	79,443	16,201	144,886	64,688
Operating income	61,144	2,513	84,387	11,140

Adjustments to reconcile to EBITDA:
Depreciation and amortization	2,406	2,640	9,987	10,381

EBITDA	$63,550	$5,153	$94,374	$21,521

USPoly PE Business
Net sales	$20,122	$15,755	$81,987	$29,074
Gross profit	4,041	2,352	14,502	5,361
Operating income (loss)	1,195	(259)	4,394	137

Adjustments to reconcile to EBITDA:
Gain on sale of investment in unconsolidated affiliate	18,363	—	18,363	—
Depreciation and amortization	650	683	2,631	1,115

EBITDA	$20,208	$424	$25,388	$1,252

Jerry Dukes, President and CEO, stated, “We are extremely pleased to report these record sales and earnings. We wish to thank our employees and business partners for their efforts during the difficult supply conditions in the fourth quarter. With strong results and an improved balance sheet, the Board has adopted a dividend policy, and we were able to pay our first dividend in January. In addition, we expect capital spending for 2006 to be in the range of $6 to $10 million as we continue to expand our Ultra product business in the West and make improvements to our facilities to increase efficiency and capacity.”

Scott Long, CFO, added, “The strong performance of our business during the quarter, combined with the proceeds of the equity offering we completed in December and the proceeds from the sale of W.L. Plastics, allowed us to pay off all of our $29 million of high-cost subordinated debt and reduce our revolving debt by over $39 million. With our de-leveraged balance sheet, we expect to incur substantially less interest cost in 2006.”

Speaking about the first quarter of 2006, Jerry Dukes commented, “While our margins have decreased from the fourth quarter of 2005, they remain above historical trends. Accordingly, we expect our first quarter 2006 profitability to be substantially above the prior year’s first quarter but lower than the fourth quarter of 2005.”

Fourth Quarter 2005 Webcast and Conference Call

PW Eagle will hold its fourth quarter 2005 webcast and conference call on Thursday, February 16, 2006 at 11:00 am Central Time to discuss the fourth quarter 2005 results. The conference call will be available live on the internet at www.pweagleinc.com/investor/. The conference telephone number is 1-866-383-7998, use 83233717 as the passcode to access the call.

The call will be archived for one week at 888-286-8010, use 71437613 as the passcode for access. The conference call will be available live on the internet at http://www.pweagleinc.com/investor. The call will be archived at that location for one week following its original webcast.

Annual Meeting Date Change

PW Eagle also announced today a change in the Annual Meeting date. The Annual Meeting will be held May 3, 2006 at 9:00 am Pacific Time in Eugene, Oregon at the Valley River Inn. This is a change from the previously announced meeting date of May 4, 2006.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly owned subsidiary, USPoly Company, LLC, is a leading manufacturer of PE pipe and fittings. Together they operate fourteen manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq Market under the symbol “PWEI”.

Forward-Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward-looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which relate to our expected performance for the first quarter of 2006, the expansion of our Ultra product business, the improvements to our facilities, and our interest costs and capital spending in 2006, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy, and particularly the segments of the economy that impact the Company’s business, does not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during the remainder of 2006 and thereafter; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a fluctuation in raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.

- financials follow -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
NET SALES	$213,823	$132,244	$694,244	$474,954
COST OF GOODS SOLD	130,339	113,685	534,856	404,818

Gross profit	83,484	18,559	159,388	70,136
OPERATING EXPENSES:
Freight expense	10,682	8,481	38,687	30,950
Selling expenses	4,975	4,363	17,718	14,778
General and administrative expenses	5,420	3,424	15,973	11,114
Restructuring and related costs	—	—	—	1,608
Other (income) expense, net	68	35	(1,771)	408

	21,145	16,303	70,607	58,858

OPERATING INCOME	62,339	2,256	88,781	11,278

INTEREST EXPENSE	13,988	8,970	27,051	20,668

GAIN ON SALE OF INVESTMENT IN UNCONSOLIDATED AFFILIATE	(18,363)	—	(18,363)	—

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATE	66,714	(6,714)	80,093	(9,390)

Income tax expense (benefit)	27,550	(2,034)	32,915	(3,059)
Minority interest in (income) loss of USPoly Company	(106)	148	(228)	173
Equity in undistributed earnings of unconsolidated affiliate, net of tax	—	162	—	618

NET INCOME (LOSS)	$39,058	$(4,370)	$46,950	$(5,540)

EARNINGS (LOSS) PER SHARE:
Basic	$3.91	$(0.60)	$5.28	$(0.78)

Diluted	$3.56	$(0.60)	$4.65	$(0.78)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	9,990	7,313	8,888	7,096
Diluted	10,980	7,313	10,094	7,096

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,671	$986
Accounts receivable, net	87,062	54,609
Inventories	64,239	63,680
Other current assets	5,243	3,139

Total current assets	162,215	122,414

Property and equipment, net	56,301	63,370
Other long-term assets	15,940	30,942

TOTAL ASSETS	$234,456	$216,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$7,184	$82,017
Current maturities of long-term debt	182	1,692
Other current liabilities	116,582	56,186

Total current liabilities	123,948	139,895

Long-term debt, less current maturities	—	7,255
Financing lease obligations, less current maturities	19,525	19,670
Subordinated debt	—	27,788
Other long-term liabilities	4,944	9,505

TOTAL LIABILITIES	148,417	204,113

Stockholders’ equity	86,039	12,613

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$234,456	$216,726